As filed with the Securities and Exchange Commission on August 16, 2000
                                                     Registration No. 333 _____
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              PURCHASEPRO.COM, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                                    88-385401
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

        3291 N. Buffalo Drive                              89129
            Las Vegas, NV                                (Zip Code)
        (Address of principal
         executive offices)


                               1999 Stock Plan of
                                PurchasePro.com, Inc.


        Christopher P. Carton                              Copy to:
        PurchasePro.com, Inc.                         Jonathan D. Joseph
        3291 N. Buffalo Drive                            John S. Nagy
         Las Vegas, NV 89129                    Pillsbury Madison & Sutro LLP
           (702) 316-7000                             50 Fremont Street
    (Name, address and telephone                   San Francisco, CA 94105
    number of agent for service)                        (415) 983-1000
------------------------------------         ----------------------------------


                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                          Proposed                 Proposed
   Title of Securities           Amount To            Maximum Offering         Maximum Aggregate             Amount of
    To Be Registered         Be Registered (1)        Price Per Share           Offering Price           Registration Fee
--------------------------   -------------------   -----------------------  ------------------------  ------------------------
Common Stock, par value
$.01 per share                4,500,000 shares         $58.62 (2)                $177,496,365                $46,859.05 (2)
Total Registration Fee              N/A                   N/A                         N/A                    $46,859.05 (2)
==============================================================================================================================

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to shares registered under Form S-8 Registration Statement No. 333-91533. A total of 2,250,000 shares issuable under the 1999 Stock Plan of PurchasePro.com, Inc. and 4,500,000 shares issuable under the PurchasePro International, Inc. 1998 Stock Option and Incentive Plan (as adjusted for a 3:2 stock dividend paid December 13, 1999) has previously been registered under the Securities Act.

(2) Computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $58.62 per share covering 402,000 outstanding options and the estimated exercise price of $37.5625 per share covering 4,098,000 authorized shares pursuant to the 1999 Stock Plan of PurchasePro.com, Inc. The estimated exercise price of $37.5625 was computed in accordance with Rule 457 by averaging the high and low prices of a share of PurchasePro.com, Inc. Common Stock, as reported on the Nasdaq National Market on August 15, 2000.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Previous Registration Statement

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,500,000 shares under the 1999 Stock Plan of PurchasePro.com, Inc., which increase in shares was approved by the shareholders at the Company's Annual Meeting of Shareholders on July 21, 2000. Pursuant to Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 333-91533 are hereby incorporated by reference, and the information required by Part II has been omitted from this registration statement, other than Item 3, Item 5, and Item 8 below, which have been updated.

Item 3.  Incorporation of Documents by Reference.

     The following additional documents, which have been filed by PurchasePro.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in and made a part of this registration statement, as of their respective dates:

     (a) Registrant's prospectus dated February 10, 2000, filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with the Registrant's Registration Statement on Form S-1, File No. 333-92303.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock in this offering will be passed upon for the Company by Pillsbury Madison & Sutro LLP, San Francisco, California. As of the date of this registration statement, certain current and former partners of and persons associated with Pillsbury Madison & Sutro LLP, in the aggregate beneficially own approximately 52,000 shares of the Company's common stock.

Item 8.  Exhibits.

  Exhibit Number
  --------------

      4.1             Form of Common Stock Certificate (1)

      5.1 Opinion regarding legality of the securities being offered

     10.2             1999 Stock Plan of PurchasePro.com, Inc. (2)

     10.3             Amended and Restated 1999 Stock Plan of PurchasePro.com,
                      Inc.

     23.1             Consent of Pillsbury Madison & Sutro LLP
                      (included in Exhibit 5.1)

     23.2             Consent of Arthur Andersen LLP

     24.1             Powers of Attorney for directors and certain
                      officers of PurchasePro.com, Inc., authorizing
                      the signing of the registration statement on
                      Form S-8 on their behalf (see page 3 ).
  ----------------------------------------------------------------------------
      (1) Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form
                      S-1, No. 333-80165.
      (2) Incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form
                      S-1, No. 333-80165.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 16th day of August, 2000.

                                     PURCHASEPRO.COM, INC.



                                     By     /s/ Christopher P. Carton
                                       ----------------------------------------
                                           Christopher P. Carton
                                           Chief Operating Officer, President
                                           And Secretary



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Johnson, Jr. and Christopher P. Carton, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Name                                        Title                               Date
                   ----                                        -----                               ----
     /s/ Charles E. Johnson, Jr.             Chief Executive Officer and Chairman of          August 16, 2000
---------------------------------------      the Board
         Charles E. Johnson, Jr.

      /s/ Christopher P. Carton              President, Chief Operating Officer,              August 16, 2000
---------------------------------------      Corporate Secretary, and Director
          Christopher P. Carton

         /s/ James P. Clough                 Chief Financial  Officer                         August 16, 2000
---------------------------------------
             James P. Clough

                                      -3-


                 Name                                        Title                               Date
                 ----                                        -----                               ----


         /s/ Scott H. Miller                 Senior Vice President--Finance and                August 16, 2000
---------------------------------------      Administration, Chief Accounting Officer,
             Scott H. Miller                 and Treasurer
                                             Director
          /s/ John G. Chiles                                                                   August 16, 2000
---------------------------------------
             John G. Chiles

       /s/ Michael D. O'Brien                Director                                          August 16, 2000
---------------------------------------
           Michael D. O'Brien

         /s/ David I. Fuente                 Director                                          August 16, 2000
---------------------------------------
             David I Fuente

      /s/ Martha Layne Collines              Director                                          August 16, 2000
---------------------------------------
          Martha Layne Collines

By:   /s/ Christopher P. Carton              Attorney-in-Fact                                  August 16, 2000
---------------------------------------
          Christopher P. Carton

                                INDEX TO EXHIBITS


                                                                                         Sequentially Numbered
                                                                                         ---------------------
          Exhibit Number                                                                          Page
         --------------                                                                           ----


              4.1                  Form of Common Stock Certificate (1)                            5

              5.1                  Opinion regarding legality of the securities
                                   being offered                                                   6

             10.2                  1999 Stock Plan of PurchasePro.com, Inc. (2)
                                                                                                   5

             10.3                  Amended and Restated 1999 Stock Plan of
                                   PurchasePro.com, Inc.                                           7

             23.1                  Consent of Pillsbury Madison & Sutro LLP
                                   (included in Exhibit 5.1)                                       6

             23.2                  Consent of Arthur Andersen LLP                                  8

             24.1                  Powers of Attorney for directors and certain
                                   officers of PurchasePro.com, Inc., authorizing
                                   the signing of the registration statement on
                                   Form S-8 on their behalf (see page 3 ).
                                                                                                   3
      ------------------------------------------------------------------------------------------------------------
              (1)                  Incorporated by reference to Exhibit 4.1 to
                                   Registrant's Registration Statement on Form
                                   S-1, No. 333-80165.
              (2)                  Incorporated by reference to Exhibit 10.3 to
                                   Registrant's Registration Statement on Form
                                   S-1, No. 333-80165.


                                      -5-